Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-74676 and 333-102935) of GAMCO Investors, Inc. and in the related Prospecti of our report dated March 16, 2007, with respect to the consolidated financial statements of GAMCO Investors, Inc., GAMCO Investors, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of GAMCO Investors, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

We also consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-76748) pertaining to the 1999 Stock Award and Incentive Plan of GAMCO Investors, Inc. of our report dated March 16, 2007, with respect to the consolidated financial statements of GAMCO Investors, Inc., GAMCO Investors, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of GAMCO Investors, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2006.



                                                          /s/  Ernst & Young LLP


New York, New York
March 16, 2007